EXHIBIT 99.1

NEWS RELEASE for March 15, 2007

Contacts:

Allen & Caron Inc

Blake Ponuick

Dan Matsui (investors)

Chief Executive Officer

Len Hall (media)

604-535-3900

len@allencaron.com

949-474-4300

MOVENTIS CAPITAL APPOINTS TOM GILL AS CHIEF FINANCIAL OFFICER

VETERAN FINANCE AND OPERATIONS EXECUTIVE ASSUMES BROAD ROLE IN MOVENTIS’ PRIVATE-COMPANY ACQUISITION STRATEGY

VANCOUVER, BC (March 15, 2007)…Moventis Capital Inc. (OTC BB:  MVTS), an acquisition and management company that acquires small and medium-sized private enterprises (SMEs) and provides resources and management to promote growth and enhance valuation, announces the appointment of veteran finance and operations executive, Tom Gill, to the position of chief financial officer and corporate secretary, effective immediately. A member of the Moventis board of advisors for the past year, Gill will now join the Company’s board of directors. Gill replaces Walter Kloeble, the Company’s former chief financial officer, director and corporate secretary, who is returning to semi-retirement.

As chief financial officer and corporate secretary, Gill will be responsible for public reporting and managing Moventis’ internal operations and cost structure for improved financial results on a consolidated basis, in addition to working closely on Moventis acquisitions and divestitures. Along with the additional responsibilities of chief financial officer, Gill’s role will include managing Moventis’ acquired companies for growth and executing operational strategies for greater profitability.

Chief executive Blake Ponuick commented, “Tom is a very capable financial and operations executive who brings years of hands-on public company experience directly related to Moventis’ business strategy. As a member of the executive team, he will certainly help manage our increasing pipeline of potential acquisitions as well as the growth and profitability of our portfolio company, PTL Electronics.” Ponuick further believes Gill’s operational and financial experience will assist in creating opportunities to enhance the valuation of Moventis’ acquisition assets and in turn generate higher value for shareholders.

Prior to Moventis, Gill held roles as chief financial officer and chief operating officer at Silent Witness Enterprises, Ltd., a NASDAQ and TSX listed designer and manufacturer of video monitoring technology. During his tenure from 1995 to 2003, Gill was responsible for driving revenue growth from CDN$5 million to CDN$58 million, during which time Silent Witness reported 28 consecutive quarters of profitability and executed three acquisitions. In 2003, he was involved in negotiating the sale of Silent Witness to Honeywell Video Systems for CDN$89 million, or more than one and a half times revenue. At Honeywell, Gill assumed the role of vice president of global marketing until 2004, where he was responsible for developing and managing a successful growth plan, including acquisitions. From 2004 to 2007, Gill was president of TG Consulting, a management consulting firm specializing in improving private and public companies’ organizational effectiveness to meet sales and profit goals.

Gill is a Certified Management Accountant, attended the Wharton School of Business mergers and acquisitions program, Ivey School of Business executive program and holds a diploma in operations management from the British Columbia Institute of Technology.

About Moventis Capital

Moventis Capital, a Delaware corporation, is a publicly traded acquisition and growth management company that seeks to acquire quality, established small and medium-sized enterprises (SMEs) and provide resources and management to improve growth and enhance valuations. Moventis intends to capitalize on an underserved market of successful SMEs, primarily privately held, that do not meet the size or industry requirements of many acquisition and investment firms. For more information, visit www.moventiscapital.com.

Safe Harbor

Statements included in this news release, which are not historical in nature, are intended to be, and are hereby identified as "Forward-Looking Statements" for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation the ability of Moventis (or any other company mentioned in this release) to consummate acquisitions, obtain necessary financing and successfully grow operations, revenue and profitability. Forward-Looking Statements may be identified by words including "outlook," "anticipate," "await," envision," "foresee," "aim at," "plans," "believe," "intends," "estimates," "expects" and "projects" including, without limitation, those relating to the company's financial expectations and future business prospects. Readers are directed to the Moventis filings with the US Securities and Exchange Commission, including its Risk Factors described in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 and its quarterly reports on Form 10-QSB; other risks or uncertainties may be detailed from time to time in future SEC filings for additional information and a presentation of the risks and uncertainties that may affect the company's business and results of operations. Any financial guidance provided in this news release is based on limited information available to Moventis at this time and is subject to change. Although management's expectations may change after the date of this news release, Moventis undertakes no obligation to revise or update this guidance or publicly release the results of any revision to these forward-looking statements.

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